Exhibit 99.1

Virgin Galactic Announces Second Quarter 2024 Financial Results And Provides Business Update

•'Galactic 07' Mission Successfully Completed VSS Unity's Operational Phase, Delivering Record per Seat Revenue of $900K
•Accelerating Pace of Tool Development and Parts Fabrication as Focus Shifts to Build and Test Phases of Delta Class Spaceships
•Delta Class Spaceships on Track for Commercial Service in 2026

ORANGE COUNTY, CALIFORNIA – August 7, 2024 – Virgin Galactic Holdings, Inc. (NYSE: SPCE) (“Virgin Galactic” or the "Company”) today announced its financial results for the second quarter ended June 30, 2024 and provided a business update.

Michael Colglazier, Chief Executive Officer of Virgin Galactic said, “Progress on our Delta Class spaceship program was substantial in Q2, with the pace of design completion accelerating and tool fabrication underway. In the next month, our teams will pivot primary focus from design completion to the build and test phases of our production spaceships, which remain on track to enter commercial service in 2026."

Second Quarter 2024 Financial Highlights
•Cash position remains strong, with cash, cash equivalents and marketable securities of $821 million as of June 30, 2024.

•Revenue of $4 million, compared to $2 million in the second quarter of 2023, driven by commercial spaceflight and membership fees related to future astronauts.

•GAAP total operating expenses of $106 million, compared to $141 million in the second quarter of 2023. Non-GAAP total operating expenses of $95 million in the second quarter of 2024, compared to $126 million in the second quarter of 2023.

•Net loss of $94 million, compared to a $134 million net loss in the second quarter of 2023, with the improvement primarily driven by lower operating expenses.

•Adjusted EBITDA totaled $(79) million, compared to $(116) million in the second quarter of 2023, primarily driven by lower operating expenses.

•Net cash used in operating activities totaled $79 million, compared to $125 million in the second quarter of 2023.

•Cash paid for capital expenditures totaled $34 million, compared to $10 million in the second quarter of 2023.

•Free cash flow totaled $(114) million, compared to $(135) million in the second quarter of 2023.

•Generated $64 million in gross proceeds through the issuance of 3.7 million shares of common stock as part of the Company's at-the-market offering programs.

Business Updates

•Construction completed on final assembly facility in Phoenix, Arizona for Delta Class spaceships.

•VSS Unity spaceflights delivered key engineering and operational data informing design of Delta Class production model spaceships.

Exhibit 99.1
•Blended manifest of research and private astronauts on 'Galactic 07' mission generated an average of $900K revenue per seat.

•Production schedule for the Delta Class spaceships remains on track for commercial service in 2026.

•Refer to the Company's investor relations website for a video overview of the 'Virgin Galactic Business Model.' https://investors.virgingalactic.com/.

Financial Guidance
The following forward-looking statements reflect our expectations for the third quarter of 2024 as of August 7, 2024 and are subject to substantial uncertainty. Our results are based on assumptions that we believe to be reasonable as of this date, but may be materially affected by many factors, as discussed below in “Forward-Looking Statements.”

•Free cash flow for the third quarter of 2024 is expected to be in the range of $(115) million to $(125) million.

Non-GAAP Financial Measures
In addition to the Company's results prepared in accordance with generally accepted accounting principles in the United States (GAAP), the Company is also providing certain non-GAAP financial measures. A discussion regarding the use of non-GAAP financial measures and a reconciliation of such measures to the most directly comparable GAAP information is presented later in this press release.

Conference Call Information
Virgin Galactic will host a conference call to discuss the results at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) today. To access the conference call, parties should dial +1 800-715-9871 or +1 646-307-1963 and enter the conference ID number 9301433. The live audio webcast along with supplemental information will be accessible on the Company’s Investor Relations website at https://investors.virgingalactic.com/events-and-presentations/. A recording of the webcast will also be available following the conference call.

About Virgin Galactic
Virgin Galactic is an aerospace and space travel company, pioneering human spaceflight for private individuals and researchers with its advanced air and space vehicles. Scale and profitability are driven by next generation vehicles capable of bringing humans to space at an unprecedented frequency with an industry-leading cost structure. You can find more information at https://www.virgingalactic.com/.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements contained in this press release other than statements of historical fact, including, without limitation, statements regarding our spaceflight systems, development, production and design of our Delta Class spaceships and proposed timeline for commercial service using such spaceships, and our objectives for future operations, growth plans and the Company’s financial forecasts, including third quarter 2024 expected free cash flow, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “strategy,” “future,” “could,” “would,” “project,” “plan,” “target,” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including but not limited to any delay in future commercial flights of our spaceflight fleet, our ability to successfully develop and test our next generation vehicles, and the time and costs associated with doing so, our expected capital requirements and the availability of additional financing, and the other factors, risks and uncertainties included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 as well our subsequently filed reports on Form 10-Q and 8-K, as such factors may be updated from time to time in our other filings with the Securities and Exchange Commission (the "SEC"), accessible on the SEC’s website at www.sec.gov and the Investor Relations

Exhibit 99.1
section of our website at www.virgingalactic.com, which could cause our actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

Exhibit 99.1

Second Quarter 2024 Financial Results

VIRGIN GALACTIC HOLDINGS, INC.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

Revenue	$4,220	$1,871	$6,205	$2,263

Operating expenses:
Spaceline operations	27,288	234	49,879	552
Research and development	41,535	86,574	100,504	196,444
Selling, general and administrative	33,931	51,437	61,815	101,802
Depreciation and amortization	3,256	3,192	6,955	6,437
Total operating expenses	106,010	141,437	219,153	305,235

Operating loss	(101,790)	(139,566)	(212,948)	(302,972)

Interest income	11,108	8,404	23,416	15,734
Interest expense	(3,230)	(3,216)	(6,457)	(6,427)
Other income, net	171	48	316	78
Loss before income taxes	(93,741)	(134,330)	(195,673)	(293,587)
Income tax expense	34	34	114	162
Net loss	(93,775)	(134,364)	(195,787)	(293,749)
Other comprehensive income (loss):
Foreign currency translation adjustment	2	34	(6)	69
Unrealized gain (loss) on marketable securities	(84)	1,885	(948)	4,986
Total comprehensive loss	$(93,857)	$(132,445)	$(196,741)	$(288,694)

Net loss per share:
Basic and diluted	$(4.36)	$(9.16)	$(9.43)	$(20.55)

Weighted-average shares outstanding:
Basic and diluted	21,484	14,661	20,752	14,294

Exhibit 99.1
VIRGIN GALACTIC HOLDINGS, INC.
Condensed Consolidated Balance Sheets
(In thousands)

	June 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$182,310	$216,799
Restricted cash	32,518	36,793
Marketable securities, short-term	593,375	657,238
Other current assets	35,711	39,999
Total current assets	843,914	950,829
Marketable securities, long-term	12,536	71,596
Property, plant and equipment, net	144,455	93,806
Other non-current assets	61,563	63,286
Total assets	$1,062,468	$1,179,517
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$37,705	$32,415
Customer deposits	87,726	97,841
Other current liabilities	53,780	55,404
Total current liabilities	179,211	185,660
Non-current liabilities:
Convertible senior notes, net	418,995	417,886
Other non-current liabilities	69,435	70,495
Total liabilities	667,641	674,041
Stockholders' Equity
Common stock	2	2
Additional paid-in capital	2,717,327	2,631,235
Accumulated deficit	(2,321,919)	(2,126,132)
Accumulated other comprehensive income (loss)	(583)	371
Total stockholders' equity	394,827	505,476
Total liabilities and stockholders' equity	$1,062,468	$1,179,517

Exhibit 99.1
VIRGIN GALACTIC HOLDINGS, INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)

	Six Months Ended June 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(195,787)	$(293,749)
Stock-based compensation	16,480	24,835
Depreciation and amortization	6,955	6,437
Amortization of debt issuance costs	1,109	1,075
Other non-cash items	(9,281)	(2,020)
Change in operating assets and liabilities:
Other current and non-current assets	6,272	10,529
Accounts payable	5,017	7,644
Customer deposits	(10,115)	(2,535)
Other current and non-current liabilities	(13,011)	(13,603)
Net cash used in operating activities	(192,361)	(261,387)
Cash flows from investing activities:
Capital expenditures	(47,487)	(12,616)
Purchases of marketable securities	(348,833)	(409,920)
Proceeds from maturities and calls of marketable securities	479,398	471,287
Other investing activities	598	—
Net cash provided by investing activities	83,676	48,751
Cash flows from financing activities:
Payments of finance lease obligations	(108)	(116)
Proceeds from issuance of common stock	71,580	273,437
Withholding taxes paid on behalf of employees on net settled stock-based awards	(870)	(2,316)
Transaction costs related to issuance of common stock	(681)	(2,961)
Net cash provided by financing activities	69,921	268,044
Net increase (decrease) in cash, cash equivalents and restricted cash	(38,764)	55,408
Cash, cash equivalents and restricted cash at beginning of period	253,592	342,627
Cash, cash equivalents and restricted cash at end of period	$214,828	$398,035

Cash and cash equivalents	$182,310	$358,309
Restricted cash	32,518	39,726
Cash, cash equivalents and restricted cash	$214,828	$398,035

Exhibit 99.1
Use of Non-GAAP Financial Measures
This press release references certain financial measures that are not prepared in accordance with generally accepted accounting principles in the United States (GAAP), including non-GAAP total operating expenses, Adjusted EBITDA and free cash flow. The Company defines non-GAAP total operating expenses as total operating expenses other than stock-based compensation and depreciation and amortization. The Company defines Adjusted EBITDA as earnings before interest expense, income taxes, depreciation and amortization and stock-based compensation. The Company defines free cash flow as net cash provided by operating activities less capital expenditures. None of these non-GAAP financial measures is a substitute for or superior to measures prepared in accordance with GAAP and should not be considered as an alternative to any other measures derived in accordance with GAAP.

The Company believes that presenting these non-GAAP financial measures provides useful supplemental information to investors about the Company in understanding and evaluating its operating results, enhancing the overall understanding of its past performance and future prospects, and allowing for greater transparency with respect to key financial metrics used by its management in financial and operational-decision making. However, there are a number of limitations related to the use of non-GAAP measures and their nearest GAAP equivalents. For example, other companies may calculate non-GAAP measures differently, or may use other measures to calculate their financial performance, and therefore any non-GAAP measures the Company uses may not be directly comparable to similarly titled measures of other companies.

A reconciliation of total operating expenses to non-GAAP total operating expenses for the three and six months ended June 30, 2024 and 2023, respectively, is set forth below (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Total operating expenses	$106,010	$141,437	$219,153	$305,235
Stock-based compensation	8,236	11,859	16,480	24,835
Depreciation and amortization	3,256	3,192	6,955	6,437
Non-GAAP total operating expenses	$94,518	$126,386	$195,718	$273,963

A reconciliation of net loss to Adjusted EBITDA for the three and six months ended June 30, 2024 and 2023, respectively, is set forth below (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net loss	$(93,775)	$(134,364)	$(195,787)	$(293,749)
Interest expense	3,230	3,216	6,457	6,427
Income tax expense	34	34	114	162
Depreciation and amortization	3,256	3,192	6,955	6,437
Stock-based compensation	8,236	11,859	16,480	24,835
Adjusted EBITDA	$(79,019)	$(116,063)	$(165,781)	$(255,888)

Exhibit 99.1
The following table reconciles net cash used in operating activities to free cash flow for the three and six months ended June 30, 2024 and 2023 (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net cash used in operating activities	$(79,132)	$(125,318)	$(192,361)	$(261,387)
Capital expenditures	(34,415)	(9,849)	(47,487)	(12,616)
Free cash flow	$(113,547)	$(135,167)	$(239,848)	$(274,003)

The Company has not provided a reconciliation of forward-looking free cash flow to the most directly comparable GAAP financial measures because such a reconciliation is not available without unreasonable efforts, due to the variability of these items and the fact that there is substantial uncertainty associated with predicting any future adjustments that we may make to our GAAP financial measures in calculating our non-GAAP financial measures.
For media inquiries:
Aleanna Crane - Vice President, Communications
news@virgingalactic.com
575.800.4422

For investor inquiries:
Eric Cerny - Vice President, Investor Relations
vg-ir@virgingalactic.com
949.774.7637